Exhibit 99.1

FOR IMMEDIATE RELEASE

Institutional Investors:
Peter Sands
W. P. Carey Inc.
212-492-1110
institutionalir@wpcarey.com

Individual Investors:
W. P. Carey Inc.
212-492-8920
ir@wpcarey.com

Press Contact:
Guy Lawrence
Ross & Lawrence
212-308-3333
gblawrence@rosslawpr.com

W. P. Carey Inc. Announces First Quarter 2015 Financial Results

New York, NY – May 18, 2015 – W. P. Carey Inc. (NYSE: WPC) (W. P. Carey or the Company), a global net lease real estate investment trust, today reported its financial results for the first quarter ended March 31, 2015.

Financial Update – First Quarter 2015

•	Net revenues of $204.8 million, comprised of net revenues from real estate ownership of $170.5 million and net revenues from the Managed REITs of $34.4 million

•	AFFO of $130.0 million, equivalent to $1.22 per diluted share

•	Reaffirm 2015 AFFO guidance range of $4.76 to $5.02 per diluted share

•	Quarterly dividend raised to $0.9525 per share, equivalent to an annualized dividend rate of $3.81 per share

Business Update – First Quarter 2015

Owned Real Estate

•	Completed two investments totaling $394.2 million

•	Disposed of seven properties for total proceeds of $13.8 million

•	Net lease portfolio occupancy of 98.4%

Investment Management

•	Structured $565.8 million of investments on behalf of the Managed REITs

•	Investor capital inflows of $99.2 million into CPA®:18 – Global, completing its initial public offering

W. P. Carey Inc. 3/31/2015 Earnings Release 8-K – 1

Balance Sheet and Capitalization

•	Issued €500 million of 2.000% Senior Unsecured Notes due 2023

•	Issued $450 million of 4.000% Senior Unsecured Notes due 2025

•	Increased maximum borrowing capacity of Senior Unsecured Credit Facility Revolver from $1.0 billion to $1.5 billion

MANAGEMENT COMMENTARY

"In addition to generating AFFO of $1.22 per diluted share and delivering our 56th consecutive quarterly dividend increase, during the 2015 first quarter we completed acquisitions totaling $394.2 million for our owned real estate portfolio and issued both euro- and U.S. dollar- denominated bonds, as previously announced," said W. P. Carey President and CEO Trevor Bond.

“Within our investment management business, CPA®:18 – Global completed its $1.2 billion initial public offering during the first quarter, raising $99 million exclusively through the sale of trailing load shares. Once CPA®:18 – Global is fully invested, which we currently anticipate to be in the first half of 2016, all net lease investments will first be considered for our owned portfolio, enhancing our balance sheet growth opportunities.”

FINANCIAL RESULTS

Revenues

•
Total Company: Revenues excluding reimbursable costs (net revenues) for the 2015 first quarter totaled $204.8 million, down 1.6% from $208.2 million for the 2014 fourth quarter, due primarily to lower net revenues from the Managed REITs. Compared to the 2014 first quarter, net revenues increased 25.3% from $163.4 million, due primarily to additional lease revenues from properties acquired in the Company’s merger with CPA®:16 – Global, which closed on January 31, 2014 (the CPA®:16 Merger).

•
Real Estate Ownership: Real estate revenues excluding reimbursable tenant costs (net revenues from real estate ownership) for the 2015 first quarter were $170.5 million, up 6.0% from $160.8 million for the 2014 fourth quarter, due primarily to additional lease revenues from properties acquired during the 2014 fourth quarter and the 2015 first quarter. Compared to the 2014 first quarter, net revenues from real estate ownership increased 32.0% from $129.2 million, due primarily to additional lease revenues from properties acquired in the CPA®:16 Merger.

•
Investment Management: Revenues from the Managed REITs excluding reimbursable costs (net revenues from the Managed REITs) for the 2015 first quarter were $34.4 million, down 27.4% from $47.4 million for the 2014 fourth quarter, due primarily to lower structuring revenue resulting from reduced acquisition activity on behalf of the Managed REITs. Compared to the 2014 first quarter, net revenues from the Managed REITs increased 0.6% from $34.2 million, due primarily to higher structuring revenue resulting from increased acquisition activity on behalf of the Managed REITs, partially offset by lower dealer manager fees earned in connection with the public offering of CPA®:18 – Global shares, which ceased the sale of its class A shares in June 2014.

Adjusted Funds from Operations (AFFO)

•
AFFO for the 2015 first quarter was $1.22 per diluted share, up 2.5% from $1.19 per diluted share for the 2014 fourth quarter, due primarily to income generated by acquisitions for our owned real estate portfolio and lower income taxes, partly offset by lower structuring revenue resulting from reduced acquisition activity on behalf of the Managed REITs and the impact of a stronger U.S. dollar, net of gains on foreign currency hedges.

•
AFFO per diluted share for the 2015 first quarter was 6.9% lower than $1.31 per diluted share for the 2014 first quarter, which benefited from lower income taxes and certain one-time items related to the CPA®:16 Merger. The 2015 first quarter was also impacted by higher general and administrative expenses, primarily related to increased headcount, the implementation of an enterprise resource planning system and costs associated with the development of new investment programs within our Investment Management business, as well as a stronger U.S. dollar, net of gains on foreign currency hedges.

W. P. Carey Inc. 3/31/2015 Earnings Release 8-K – 2

•	Note: Further information concerning AFFO, a non-GAAP supplemental performance metric, is presented in the accompanying tables and related notes.

Dividend

•
As previously announced, on March 19, 2015 the Company’s Board of Directors declared a quarterly cash dividend of $0.9525 per share, equivalent to an annualized dividend rate of $3.81 per share. Paid on April 15, 2015 to stockholders of record as of March 31, 2015, it represented the Company’s 56th consecutive quarterly dividend increase.

AFFO GUIDANCE

•
For the 2015 full year, the Company reaffirms that it continues to expect to report AFFO of between $4.76 and $5.02 per diluted share, based on assumed total acquisition volume of between approximately $2.4 billion and $3.1 billion, comprised of approximately $400 million to $600 million for the Company’s owned real estate portfolio and approximately $2.0 billion to $2.5 billion on behalf of the Managed REITs. It also assumes dispositions from the Company’s owned real estate portfolio of between approximately $100 million and $200 million.

•	Note: The Company expects to update its 2015 AFFO guidance in connection with the release of subsequent quarterly earnings.

BALANCE SHEET AND CAPITALIZATION

Exercise of Senior Unsecured Credit Facility Accordion Feature

•
As previously announced, on January 15, 2015 the Company exercised the accordion feature under its senior unsecured credit facility in full, increasing the maximum borrowing capacity under the unsecured revolving portion of the facility from $1.0 billion to $1.5 billion, inclusive of an increase in amounts that may be borrowed in certain currencies other than U.S. dollars, from $500 million to $750 million.

Bond Issuances

•
Euro Bonds: As previously announced, on January 15, 2015 the Company completed an underwritten public offering of €500 million aggregate principal amount of 2.000% Senior Notes due January 20, 2023.  The Company used the net proceeds from this offering primarily to repay amounts in euros outstanding under its senior unsecured credit facility.

•
U.S. Dollar Bonds: As previously announced, on January 21, 2015 the Company completed an underwritten public offering of $450 million aggregate principal amount of 4.000% Senior Notes due February 1, 2025. The Company used the net proceeds from this offering primarily to repay amounts outstanding under its senior unsecured credit facility.

OWNED REAL ESTATE PORTFOLIO

Acquisitions and Dispositions

•
During the 2015 first quarter, the Company completed two investments totaling $394.2 million, including acquisition related-costs and fees, comprised of a portfolio of 73 automotive retail facilities located throughout the United Kingdom and a logistics facility in the Port of Rotterdam, Netherlands.

•	During the 2015 first quarter, the Company disposed of seven properties for a total of $13.8 million, including transaction related-costs and fees, as part of its active capital recycling program.

W. P. Carey Inc. 3/31/2015 Earnings Release 8-K – 3

Composition

•
As of March 31, 2015, the Company’s owned portfolio consisted of 852 net lease properties, comprising 89.2 million square feet leased to 219 tenants, and four operating properties. As of that date, the weighted-average lease term of the net lease portfolio was 9.2 years and the occupancy rate was 98.4%.

INVESTMENT MANAGEMENT

•
W. P. Carey is the advisor to CPA®:17 – Global, CPA®:18 – Global (together the CPA® REITs), Carey Watermark Investors Incorporated (CWI) and Carey Watermark Investors Incorporated 2 (CWI 2) (together with the CPA® REITs, the Managed REITs). At March 31, 2015, the Managed REITs, in aggregate, had total assets under management of approximately $9.5 billion.

Acquisitions

•
During the 2015 first quarter, the Company structured investments totaling $565.8 million on behalf of the Managed REITs, comprised of investments totaling $338.5 million on behalf of the CPA® REITs and investments totaling $227.3 million on behalf of CWI, in each case including acquisition-related costs and fees.

Investor Capital

•
During the 2015 first quarter, the Company raised $99.2 million on behalf of CPA®:18 – Global, comprised solely of trailing load class C shares, which completed CPA®:18 – Global’s initial public offering and brought its aggregate gross proceeds raised to $1.2 billion.

•
As previously announced, the registration statement for CWI 2’s initial public offering was declared effective by the Securities and Exchange Commission (SEC), and it has commenced a capital raise of up to $1.4 billion, plus up to $600 million through its dividend reinvestment plan, using a combination of its front end load class A shares or its trailing load class T shares.

* * * * *

Supplemental Information

The Company has provided supplemental unaudited financial and operating information regarding the 2015 first quarter, including a description of non-GAAP financial measures and reconciliations to GAAP measures, in a Current Report on Form 8-K filed with the SEC on May 18, 2015.

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Live Conference Call and Audio Webcast Scheduled for 11:00 a.m. Eastern Time
Please call to register at least 15 minutes prior to the start time.

Date/Time: Monday, May 18, 2015 at 11:00 a.m. Eastern Time
Call-in Number: +1-877-317-6789 (U.S.) or +1-412-317-6789 (international)
Audio Webcast: www.wpcarey.com/earnings

Audio Webcast Replay

An audio replay of the call will be available at www.wpcarey.com/earnings.

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W. P. Carey Inc. 3/31/2015 Earnings Release 8-K – 4

W. P. Carey Inc.

W. P. Carey Inc. is a leading global net lease REIT that provides long-term sale-leaseback and build-to-suit financing solutions for companies worldwide. At March 31, 2015, the Company had an enterprise value of approximately $11.2 billion. In addition to its owned portfolio of diversified global real estate, W. P. Carey manages a series of non-traded publicly registered investment programs with assets under management of approximately $9.5 billion. Its corporate finance-focused credit and real estate underwriting process is a constant that has been successfully leveraged across a wide variety of industries and property types. Furthermore, its portfolio of long-term leases with creditworthy tenants has an established history of generating stable cash flows, enabling it to deliver consistent and rising dividend income to investors for over four decades.
www.wpcarey.com

* * * * *

Cautionary Statement Concerning Forward-Looking Statements:

Certain of the matters discussed in this communication constitute forward-looking statements within the meaning of the Securities Act of 1933 and the Exchange Act of 1934, both as amended by the Private Securities Litigation Reform Act of 1995.  The forward-looking statements include, among other things, statements regarding the intent, belief, or expectations of W. P. Carey and can be identified by the use of words such as “may,” “will,” “should,” “would,” “assume,” “outlook,” “seek,” “plan,” “believe,” “expect,” “anticipate,” “intend,” “estimate,” “forecast,” and other comparable terms.  These forward-looking statements include, but are not limited to, the statements made by Mr. Bond as well as statements regarding annualized dividends, funds from operations coverage and guidance, including underlying assumptions, and with regard to its capital recycling and intended results thereof, and anticipated future financial and operating performance and results, including estimates of growth.  These statements are based on the current expectations of the management of W. P. Carey.  It is important to note that W. P. Carey’s actual results could be materially different from those projected in such forward-looking statements.  There are a number of risks and uncertainties that could cause actual results to differ materially from the forward-looking statements.  Other unknown or unpredictable factors could also have material adverse effects on future results, performance, or achievements of W. P. Carey.  Discussions of some of these other important factors and assumptions are contained in W. P. Carey’s filings with the SEC and are available at the SEC’s website at http://www.sec.gov, including Item 1A.  Risk Factors in W. P. Carey’s Annual Report on Form 10-K for the year ended December 31, 2014 as filed with the SEC on March 2, 2015, as amended by a Form 10-K/A filed with the SEC on March 17, 2015, and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2015. In light of these risks, uncertainties, assumptions, and factors, the forward-looking events discussed in this communication may not occur. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this communication, unless noted otherwise.  Except as required under the federal securities laws and the rules and regulations of the SEC, W. P. Carey does not undertake any obligation to release publicly any revisions to the forward-looking statements to reflect events or circumstances after the date of this communication or to reflect the occurrence of unanticipated events.

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W. P. Carey Inc. 3/31/2015 Earnings Release 8-K – 5

W. P. CAREY INC.
Consolidated Balance Sheets (Unaudited)
(in thousands)
	March 31, 2015	December 31, 2014
Assets
Investments in real estate:
Real estate, at cost	$5,159,139	$5,006,682
Operating real estate, at cost	84,915	84,885
Accumulated depreciation	(286,953)	(258,493)
Net investments in properties	4,957,101	4,833,074
Net investments in direct financing leases	766,920	816,226
Assets held for sale	—	7,255
Net investments in real estate	5,724,021	5,656,555
Cash and cash equivalents	207,391	198,683
Equity investments in the Managed Programs and real estate	249,088	249,403
Due from affiliates	51,200	34,477
Goodwill	682,623	692,415
In-place lease and tenant relationship intangible assets, net	953,458	993,819
Above-market rent intangible assets, net	510,686	522,797
Other assets, net	352,063	300,330
Total Assets	$8,730,530	$8,648,479

Liabilities and Equity
Liabilities:
Non-recourse debt, net	$2,420,620	$2,532,683
Senior Unsecured Credit Facility - Revolver	186,131	807,518
Senior Unsecured Credit Facility - Term Loan	250,000	250,000
Senior Unsecured Notes, net	1,479,473	498,345
Below-market rent and other intangible liabilities, net	174,126	175,070
Accounts payable, accrued expenses and other liabilities	298,217	293,846
Deferred income taxes	95,987	94,133
Distributions payable	101,350	100,078
Total liabilities	5,005,904	4,751,673
Redeemable noncontrolling interest	13,374	6,071

Equity:
W. P. Carey stockholders’ equity:
Preferred stock (None issued)	—	—
Common stock	105	105
Additional paid-in capital	4,292,781	4,322,273
Distributions in excess of accumulated earnings	(537,525)	(465,606)
Deferred compensation obligation	56,749	30,624
Accumulated other comprehensive loss	(174,933)	(75,559)
Less: treasury stock at cost	(60,948)	(60,948)
Total W. P. Carey stockholders’ equity	3,576,229	3,750,889
Noncontrolling interests	135,023	139,846
Total equity	3,711,252	3,890,735
Total Liabilities and Equity	$8,730,530	$8,648,479

W. P. Carey Inc. 3/31/2015 Earnings Release 8-K – 6

W. P. CAREY INC.
Quarterly Consolidated Statements of Income (Unaudited)
(in thousands, except share and per share amounts)
	Three Months Ended
	March 31, 2015	December 31, 2014	March 31, 2014
Revenues
Real estate revenues:
Lease revenues	$160,165	$153,265	$123,068
Operating property revenues (a)	7,112	7,333	4,991
Reimbursable tenant costs	5,939	6,828	6,014
Lease termination income and other	3,209	183	1,187
	176,425	167,609	135,260
Revenues from the Managed Programs:
Structuring revenue	21,720	30,765	17,750
Asset management revenue	11,159	10,154	9,777
Reimbursable costs	9,607	33,833	39,732
Dealer manager fees	1,274	6,470	6,676
Incentive, termination and subordinated disposition revenue	203	—	—
	43,963	81,222	73,935
	220,388	248,831	209,195
Operating Expenses
Depreciation and amortization	65,400	61,481	52,673
General and administrative	29,768	29,523	22,671
Reimbursable tenant and affiliate costs	15,546	40,661	45,746
Property expenses, excluding reimbursable tenant costs	9,364	7,749	8,415
Stock-based compensation expense	7,009	8,096	7,043
Merger and property acquisition expenses	5,676	3,096	29,614
Impairment charges	2,683	16,776	—
Subadvisor fees (b)	2,661	2,651	18
Dealer manager fees and expenses	2,372	6,203	5,425
	140,479	176,236	171,605
Other Income and Expenses
Interest expense	(47,949)	(44,780)	(39,075)
Other income and (expenses)	(4,306)	(2,073)	(5,640)
Equity in earnings of equity method investments in the Managed Programs and real estate	11,723	8,792	14,262
Gain on change in control of interests (c)	—	—	105,947
	(40,532)	(38,061)	75,494
Income from continuing operations before income taxes and gain on sale of real estate	39,377	34,534	113,084
Provision for income taxes	(1,980)	(6,434)	(2,253)
Income from continuing operations before gain on sale of real estate	37,397	28,100	110,831
Income from discontinued operations, net of tax	—	300	6,406
Gain on sale of real estate, net of tax	1,185	5,063	81
Net Income	38,582	33,463	117,318
Net income attributable to noncontrolling interests	(2,466)	(1,470)	(1,578)
Net loss (income) attributable to redeemable noncontrolling interest	—	279	(262)
Net Income Attributable to W. P. Carey	$36,116	$32,272	$115,478
Basic Earnings Per Share
Income from continuing operations attributable to W. P. Carey	$0.34	$0.31	$1.21
Income from discontinued operations attributable to W. P. Carey	—	—	0.08
Net Income Attributable to W. P. Carey	$0.34	$0.31	$1.29
Diluted Earnings Per Share
Income from continuing operations attributable to W. P. Carey	$0.34	$0.30	$1.20
Income from discontinued operations attributable to W. P. Carey	—	—	0.07
Net Income Attributable to W. P. Carey	$0.34	$0.30	$1.27
Weighted-Average Shares Outstanding
Basic	105,303,679	104,894,480	89,366,055
Diluted	106,109,877	105,794,118	90,375,311
Amounts Attributable to W. P. Carey
Income from continuing operations, net of tax	$36,116	$31,967	$108,937
Income from discontinued operations, net of tax	—	305	6,541
Net Income	$36,116	$32,272	$115,478
Distributions Declared Per Share	$0.9525	$0.9500	$0.8950

W. P. Carey Inc. 3/31/2015 Earnings Release 8-K – 7

__________

(a)	Comprised of revenues of $6.8 million from two hotels and revenues of $0.3 million from two self-storage facilities for the three months ended March 31, 2015.

(b)
We earn investment management revenue from CWI. Pursuant to the terms of the subadvisory agreement, we pay a subadvisory fee equal to 20% of the amount of fees paid to us by CWI, including but not limited to: acquisition fees, asset management fees, loan refinancing fees, property management fees, and subordinated disposition fees, each as defined in the advisory agreement. We also pay to the subadvisor 20% of the net proceeds resulting from any sale, financing, or recapitalization or sale of securities by us, the advisor.

(c)
Gain on change in control of interests for the three months ended March 31, 2014 represents a gain of $75.7 million recognized on our previously-held interest in shares of CPA®:16 – Global common stock, and a gain of $30.2 million recognized on the purchase of the remaining interests in nine investments from CPA®:16 – Global, which we had previously accounted for under the equity method.

W. P. Carey Inc. 3/31/2015 Earnings Release 8-K – 8

W. P. CAREY INC.
Quarterly Reconciliation of Net Income to Adjusted Funds from Operations (AFFO) (Unaudited)
(in thousands, except share and per share amounts)

	Three Months Ended
	March 31, 2015	December 31, 2014	March 31, 2014
Net income attributable to W. P. Carey	$36,116	$32,272	$115,478
Adjustments:
Depreciation and amortization of real property	63,891	60,363	51,620
Impairment charges	2,683	16,776	—
Gain on sale of real estate, net	(1,185)	(5,062)	(3,176)
Proportionate share of adjustments for noncontrolling interests to arrive at FFO	(2,653)	(2,806)	(3,492)
Proportionate share of adjustments to equity in net income of partially-owned entities to arrive at FFO	1,278	3,126	1,265
Total adjustments	64,014	72,397	46,217
FFO (as defined by NAREIT)	100,130	104,669	161,695
Adjustments:
Above- and below-market rent intangible lease amortization, net	13,750	14,008	13,486
Stock-based compensation	7,009	8,096	7,043
Other amortization and non-cash charges (a)	6,690	2,099	855
Merger and property acquistion expenses (b)	5,676	3,097	43,479
Straight-line and other rent adjustments	(2,937)	(3,657)	(2,669)
Tax benefit – deferred and other non-cash charges	(1,745)	(8,741)	(10,930)
Amortization of deferred financing costs	1,165	1,046	1,025
AFFO adjustments to equity earnings from equity investments	1,137	1,225	2,936
Realized (gains) losses on foreign currency, derivatives, and other (c)	(554)	(643)	661
Other, net (d)	—	5,434	34
Gain on change in control of interests (e)	—	—	(105,947)
Loss on extinguishment of debt	—	—	7,992
Proportionate share of adjustments for noncontrolling interests to arrive at AFFO	(214)	(930)	(1,417)
Proportionate share of adjustments to equity in net income of partially-owned entities to arrive at AFFO	(137)	(98)	5
Total adjustments	29,840	20,936	(43,447)
AFFO	$129,970	$125,605	$118,248

Summary
FFO (as defined by NAREIT)	$100,130	$104,669	$161,695
FFO (as defined by NAREIT) per diluted share	$0.94	$0.99	$1.79
AFFO	$129,970	$125,605	$118,248
AFFO per diluted share	$1.22	$1.19	$1.31
Diluted weighted-average shares outstanding	106,109,877	105,794,118	90,375,311
_________

(a)	Represents primarily unrealized gains and losses from foreign exchange and derivatives, as well as amounts for the amortization of contracts.

(b)
Amount for the three months ended March 31, 2014 includes reported merger costs as well as income tax expense incurred in connection with the CPA®:16 Merger. Income tax expense incurred in connection with the CPA®:16 Merger represents the current portion of income tax expense, including the permanent difference incurred upon recognition of deferred revenue associated with the accelerated vesting of shares previously issued by CPA®:16 – Global for asset management and performance fees.

(c)
Effective prospectively on January 1, 2015, we no longer adjust for realized gains or losses on foreign exchange derivatives. Realized gains (losses) on derivatives were $0.8 million and $(0.4) million for the three months ended December 31, 2014 and March 31 2014, respectively.

(d)
Other, net for the three months and year ended December 31, 2014 primarily consists of proceeds from a bankruptcy settlement claim with U.S. Aluminum of Canada, a former CPA®:16 – Global tenant that was acquired as part of the CPA®:16 Merger on January 31, 2014, and under GAAP was accounted for in purchase accounting.

(e)
Gain on change in control of interests for the three months ended March 31, 2014 represents a gain of $75.7 million recognized on our previously-held interest in shares of CPA®:16 – Global common stock, and a gain of $30.2 million recognized on the purchase of the remaining interests in nine investments from CPA®:16 – Global, which we had previously accounted for under the equity method.

W. P. Carey Inc. 3/31/2015 Earnings Release 8-K – 9

Non-GAAP Financial Disclosure

Funds from Operations, or FFO, is a non-GAAP measure defined by the National Association of Real Estate Investment Trusts, or NAREIT. NAREIT defines FFO as net income or loss (as computed in accordance with GAAP) excluding: depreciation and amortization expense from real estate assets, impairment charges on real estate, gains or losses from sales of depreciated real estate assets, and extraordinary items; however, FFO related to assets held for sale, sold, or otherwise transferred and included in the results of discontinued operations are included. These adjustments also incorporate the pro rata share of unconsolidated subsidiaries. FFO is used by management, investors, and analysts to facilitate meaningful comparisons of operating performance between periods and among our peers. Although NAREIT has published this definition of FFO, companies often modify this definition as they seek to provide financial measures that meaningfully reflect their distinctive operations.

We modify the NAREIT computation of FFO to include other adjustments to GAAP net income to adjust for certain non-cash charges such as amortization of real estate-related intangibles, deferred income tax benefits and expenses, straight-line rents, stock compensation, gains or losses from extinguishment of debt and deconsolidation of subsidiaries, and unrealized foreign currency exchange gains and losses. Our assessment of our operations is focused on long-term sustainability and not on such non-cash items, which may cause short-term fluctuations in net income but have no impact on cash flows. Additionally, we exclude acquisition expenses and non-core expenses such as merger expenses. Merger expenses are related to the CPA®:16 Merger. We also exclude realized gains or losses on foreign exchange which are not considered fundamental attributes of our business plan and do not affect our overall long-term operating performance. We refer to our modified definition of FFO as AFFO. We exclude these items from GAAP net income as they are not the primary drivers in our decision making process and excluding those items provides investors a view of our portfolio performance over time and make it more comparable to other REITs not currently engaged in acquisitions, mergers, and restructuring, which are not part of our normal business operations. We use AFFO as one measure of our operating performance when we formulate corporate goals, evaluate the effectiveness of our strategies, and determine executive compensation.

We believe that AFFO is a useful supplemental measure for investors to consider because it will help them to better assess the sustainability of our operating performance without the potentially distorting impact of these short-term fluctuations. However, there are limits on the usefulness of AFFO to investors. For example, impairment charges and unrealized foreign currency losses that we exclude may become actual realized losses upon the ultimate disposition of the properties in the form of lower cash proceeds or other considerations. We use our FFO and AFFO measures as supplemental financial measures of operating performance. We do not use our FFO and AFFO measures as, nor should they be considered to be, alternatives to net earnings computed under GAAP or as alternatives to cash from operating activities computed under GAAP or as indicators of our ability to fund our cash needs.

W. P. Carey Inc. 3/31/2015 Earnings Release 8-K – 10